EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS SECOND QUARTER 2017 RESULTS

Results Adjusted to Reflect Discontinued Operations Accounting Treatment for Skilled Nursing Facility Business

Consolidated Revenues of $1.53 Billion, GAAP Loss from Continuing Operations of $108 Million(1), GAAP Diluted Loss Per Share from Continuing Operations of $1.36(1) and EBITDAR of $36 Million(2) in the Second Quarter

Results Reflect After-Tax Costs of $136 Million Primarily Related to Non-Cash Impairments of $82 Million and a Non-Cash Deferred Tax Asset Valuation Allowance of $37 Million

Core EBITDAR of $198 Million(3) and Core Diluted EPS from Continuing Operations of $0.19(3) in the Second Quarter

Second Quarter GAAP Operating Cash Flows and Core Operating Cash Flows of $93 Million(3)

and Core Free Cash Flows of $62 Million(3)

Company Updates Outlook for 2017 and 2018

LOUISVILLE, Ky. (August 3, 2017) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2017.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are pleased to report strong second quarter operating results in line with expectations. We made solid progress growing our Kindred at Home and Kindred Rehabilitation Services divisions. Strong top line growth and another sequential decline in labor costs drove increased profitability in both businesses. The growth in these businesses, solid cash flow performance and our enterprise-wide cost realignment initiatives position Kindred for future success.”

Mr. Breier continued, “The second quarter was a historical one for Kindred, marked by the execution of the definitive agreement to sell our skilled nursing facility business. After more than two decades of nursing center operations, this announcement clears the way to closing that chapter of Kindred’s story, and turns the page to the future of integrated post-acute care. We expect these sales to be completed by the end of 2017, and believe they will significantly enhance shareholder value and increase our focus on higher margin, faster growing and less capital intensive businesses, all of which will increase the fundamental cash generating capacity of our enterprise.”

Mr. Breier added, “Our Hospital Division continued to advance its mitigation strategy, navigating through its third full quarter of long-term acute care (“LTAC”) patient criteria. Operating results were largely in line with our previously stated expectations. LTAC compliant revenue increased to 88% from 86% in the first quarter. Managed care and commercial volumes increased 8.2% for the second quarter of 2017 on a same-hospital basis as compared to the prior year period.”

Mr. Breier noted, “Kindred’s Hospital Division continues to advance its portfolio optimization initiative with the pending closure of five additional non-strategic LTAC hospitals. As announced earlier this week, Kindred is converting one of those LTAC hospitals in Indianapolis, Indiana into an inpatient rehabilitation facility (“IRF”) joint venture with Community Health Network. We expect to further optimize our LTAC portfolio with additional closures, consolidations and IRF conversions over the coming quarters.”

(1)	Results reflect after-tax costs of $136.4 million or $1.56 per diluted share related to impairment charges, deferred tax asset valuation allowance, RehabCare collection litigation, restructuring charges and business interruption settlements.
(2)	Results reflect pretax costs of $162.5 million related to impairment charges, RehabCare collection litigation, restructuring charges and business interruption settlements. As used herein, “EBITDAR” means earnings before interest, income taxes, depreciation, amortization and total rent. See reconciliation of generally accepted accounting principles (“GAAP”) results to non-GAAP results beginning on page 14.
(3)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

Mr. Breier concluded, “We are very proud of the progress our teammates made over the first half of the year. Advancing our exit from the skilled nursing facility business in its entirety, working through our LTAC patient criteria mitigation strategy, and growing our Kindred at Home and Kindred Rehabilitation Services divisions set the stage for additional progress in the coming quarters. As detailed in the 2017 and 2018 Outlook section below, we expect these efforts to result in financial performance next year of approximately $6.2 billion of revenue, $830 million of Core EBITDAR, $0.80 of Core diluted earnings per share (“EPS”) from continuing operations, and a midpoint expectation of $180 million of Core free cash flows and cash benefits from utilization of net operating losses (“NOLs”)(1). I would like to extend my deep appreciation and sincere thanks to the thousands of caregivers and teammates whose contribution is critical to improving the lives of the more than one million patients we care for each year.”

All financial and statistical information included in this earnings release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated. As a result of developments in the second quarter of 2017 related to the planned divestiture of the Company’s skilled nursing facility business, the operating results, direct overhead and losses associated with this business were classified, for accounting purposes, as discontinued operations for all periods presented. These changes include the transfer of profits from applicable RehabCare contracts servicing the Company’s skilled nursing facility business to discontinued operations, but do not include any allocations of indirect overhead related to the skilled nursing facility business. In addition, the Company has reclassified certain retained businesses and expenses previously reported in the Nursing Center Division to other business segments in continuing operations for all periods presented.

Second Quarter Consolidated Results(2):

•	Consolidated revenues were $1.53 billion, a 4.6% year-over-year decrease, primarily attributable to the impact of the transition to LTAC patient criteria and the sale or closure of 16 LTAC hospitals primarily during the second half of 2016. GAAP loss from continuing operations was $108.2 million compared to income of $28.0 million in the same period a year ago, primarily due to a $129.7 million pretax increase in impairment charges, a deferred tax asset valuation allowance of $36.7 million, a $25.3 million pretax charge for certain RehabCare contract terminations for non-payment and related collection litigation (“RehabCare Collection Litigation”) and the impact of LTAC patient criteria. Core EBITDAR declined to $198.0 million compared to $228.2 million in the same period of 2016, primarily due to LTAC patient criteria and the sale or closure of the 16 LTAC hospitals noted above.

•	GAAP operating cash flows were $92.7 million compared to $135.2 million for the same period a year ago. Core operating cash flows were $92.3 million compared to $126.3 million for the same period a year ago. Core free cash flows were $62.4 million compared to $83.3 million in the same period a year ago. GAAP operating cash flows, Core operating cash flows and Core free cash flows declined compared to the prior year period primarily due to LTAC patient criteria and an increase in net working capital in the second quarter of 2017 compared to the prior year period.

•	GAAP diluted loss per share from continuing operations was $1.36 as compared to GAAP diluted EPS from continuing operations of $0.21 a year ago. This decrease was primarily due to an increase in impairment charges, a deferred tax asset valuation allowance of $36.7 million, a provision for the RehabCare Collection Litigation and LTAC patient criteria. Core diluted EPS from continuing operations was $0.19 as compared to $0.33 for the same period last year. The decline in Core diluted EPS was primarily attributable to LTAC patient criteria.

•	The Company recorded a pretax $134.6 million non-cash impairment charge in the second quarter to reflect the write-off of the full carrying value of RehabCare trade name and customer contract intangible assets based upon various factors, including the estimated reduction in earnings resulting from the previously announced definitive agreement to dispose of the Company’s skilled nursing facility business and the impact of the RehabCare Collection Litigation.

Second Quarter Segment Results(2)(3):

Our Kindred at Home Division, which comprises the Company’s home health, hospice, community care and home-based primary care businesses, recorded second quarter revenues that increased 3.2% over the prior year period to $644.5 million. On a

(1)	See “2017 and 2018 Outlook” below for further details. All forward-looking non-GAAP financial measures are provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.
(2)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.
(3)	See full segment data on pages 9 through 13.

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Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

Second Quarter Segment Results(1)(2)(3)(Continued):

same-store basis, home health admissions increased 2.8% and episodic admissions were flat while same-store hospice admissions declined 3.0% over the prior year period. Segment adjusted operating income and Core EBITDAR increased 1.9% and 1.3%, respectively, for the second quarter of 2017 as compared to the prior year period. Home health direct labor costs per visit declined 3.0% and hospice direct labor costs per patient day declined 1.8% in the second quarter of 2017 both as compared to the first quarter of 2017.

Kindred’s Hospital Division second quarter revenues declined to $540.8 million from $645.4 million in the prior year period primarily due to the elimination of approximately $70 million of revenue related to the sale or closure of the 16 LTAC hospitals primarily during the second half of 2016, the impact of LTAC patient criteria and a 2.0% decline in same-hospital admissions compared to last year. For the second quarter of 2017, approximately 88% (92% excluding Texas LTAC hospitals) of same-hospital revenue came from LTAC compliant patients, which include all patients except Medicare site neutral patients, an increase from approximately 86% (89% excluding Texas LTAC hospitals) in the first quarter of 2017. Same-hospital managed care and commercial volumes increased 8.2% in the second quarter of 2017 compared to the prior year period. Segment adjusted operating income and Core EBITDAR for the second quarter declined to $91.6 million and $90.6 million, respectively, compared to $127.5 million for both Segment adjusted operating income and Core EBITDAR a year ago. The declines were primarily due to the elimination of approximately $8 million of Segment adjusted operating income and Core EBITDAR related to the sale or closure of the 16 LTAC hospitals noted above, the impact of LTAC patient criteria, and increases in labor and other costs.

Kindred Rehabilitation Services increased second quarter revenues by 2.2% to $369.3 million as compared to $361.3 million in the prior year period. Segment adjusted operating income decreased to $36.1 million as compared to $58.1 million in the prior year period, primarily as a result of the RehabCare Collection Litigation. Core EBITDAR increased to $61.4 million as compared to $58.1 million in the prior year period. The Kindred Hospital Rehabilitation Services segment achieved revenue growth of 4.3% to $178.4 million, and Segment adjusted operating income and Core EBITDAR both grew to $53.4 million, an increase of 5.3% compared to the same period a year ago, as a result of the development of new IRFs and a 6.7% increase in revenue per discharge while same-IRF discharges were flat compared to prior year. RehabCare revenues increased 0.4% to $190.9 million for the second quarter. RehabCare Segment adjusted operating income (loss) decreased to a loss of $17.3 million compared to income of $7.4 million in the prior year period, primarily due to the RehabCare Collection Litigation. RehabCare Core EBITDAR increased 8.7% to $8.0 million primarily due to cost reduction initiatives and efforts to terminate unprofitable contracts, partially offset by census decline and wage rate pressure.

Discontinued Operations – Loss on Divestiture of Skilled Nursing Facility Business

During the second quarter of 2017, the Company recorded $288.8 million of pretax charges related to the planned divestiture of its skilled nursing facility business, including a $262.3 million lease termination accrual, $18.0 million of transaction costs and $8.5 million of retention costs.

2017 and 2018 Outlook(4)

All forward-looking non-GAAP financial measures used to provide “2017 Outlook” and “2018 Outlook” (collectively, “Outlook”) are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to assess the probable significance of the unavailable information.

The Company’s Outlook does not take into account the effect of any reimbursement changes, any further acquisitions or divestitures, and any further issuances or repurchases of common stock.

(1)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definition of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.
(2)	See same-hospital and full segment data on pages 9 through 13.
(3)	For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280 – Segment Reporting.” The Company defines Segment adjusted operating income (loss) as EBITDAR, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.
(4)	See Forward-Looking Statements beginning on page 14.

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Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

2017 and 2018 Outlook(1)(Continued):

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, commented, “As a reminder, when the Company established its 2017 Outlook, it included a midpoint expectation for 2017 Core EBITDAR of $930 million, with a range of $910 million to $950 million. As discussed above, the Company is now reflecting its skilled nursing facility business in discontinued operations. For consistency, this change would require that the Company’s previous 2017 Core EBITDAR Outlook be adjusted by approximately $140 million(2).”

Mr. Farber noted, “There are additional factors that should be considered with updating expectations for our 2017 performance. For example, we expect roughly $30 million of benefit, on a full-year basis, from various cost reduction efforts and anticipated new RehabCare contracts signed in connection with the sale of the skilled nursing facility business. We expect the full amount of these items to benefit 2018, but the impact on 2017 is completely dependent on the timing of multiple transaction closings, which are uncertain but expected to occur in phases over the remainder of 2017. Also as discussed above, we are closing five additional LTAC hospitals, including the conversion of an LTAC hospital to an IRF, each of which has uncertain timing, lease termination, wind-down and other costs. These and other items will have both positive and negative impacts on Kindred’s reported results for the balance of 2017.”

Mr. Farber continued, “For the second half of 2017, we expect our third quarter to follow normal seasonal trends, making it the softest quarter of the year. Due to ongoing and widely reported inpatient volume trends, as well as continued labor pressure in our Hospital Division, the Company is expecting to finish the year towards the lower end of its previous outlook range.”

Mr. Farber concluded, “Given the complexity and uncertain timing of these items over the next several months, it is not practical to update our 2017 Outlook and we are limiting our commentary for the balance of 2017 to the items discussed above. As such, we are focusing on updating and expanding our outlook for 2018. The items identified above should be largely complete and incorporated on a run-rate basis in Kindred’s results by the end of 2017, and estimates for these items are reflected in the Company’s 2018 Outlook below.”

For the 2018 Outlook, Kindred anticipates:

•	Annual revenues at the midpoint of approximately $6.2 billion;

•	Core EBITDAR at the midpoint of approximately $830 million; and

•	Core diluted EPS from continuing operations at the midpoint of approximately $0.80.

In determining these items, Kindred utilized the following 2018 estimates:

•	Total rent expense of approximately $300 million;

•	Depreciation and amortization expense of approximately $100 million;

•	Interest expense of approximately $245 million, including $17 million of amortization of deferred financing fees;

•	Noncontrolling interest expense of approximately $45 million to $50 million;

•	An effective book tax rate of approximately 34%;

•	Weighted average shares outstanding of approximately 90.0 million; and

•	Routine capital expenditures of approximately $60 million.

Please note:

•	Annual revenues have been adjusted from approximately $6.3 billion in the previous 2018 Outlook to $6.2 billion in the current 2018 Outlook primarily to reflect the impact of recent and anticipated LTAC hospital closures and consolidations;

•	Core EBITDAR has been adjusted from $840 million in the previous 2018 Outlook to $830 million in the current 2018 Outlook to reflect recent and anticipated LTAC hospital closures and consolidations. Since these hospitals have similar levels of Core EBITDAR and lease expense, the simultaneous elimination of Core EBITDAR and lease expense are expected to have an immaterial impact on Core earnings before income taxes, depreciation and amortization, and Core diluted EPS from continuing operations; and

(1)	See Forward-Looking Statements beginning on page 14.
(2)	Reflects the impact of Core EBITDAR of the skilled nursing facility business reclassified to discontinued operations, its direct overhead, as well as the profits from applicable RehabCare contracts servicing the skilled nursing facilities being sold.

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Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

2017 and 2018 Outlook(1)(Continued):

•	Core EBITDAR includes an estimated $30 million contribution, as noted above, from forecasted cost savings and new RehabCare contract signings anticipated in connection with the sale of the Company’s skilled nursing facility business.

Cash Flow(1)

Mr. Farber commented, “Cash flow is a primary focus for Kindred. We are very pleased with our strong second quarter cash flow performance that was in line with our expectations, and enabled us to reduce funded debt by $48 million during the quarter. We finished the quarter with excellent liquidity, with $157 million drawn on our $900 million revolving credit facility. After the sale of the skilled nursing facility business, we anticipate Kindred will have approximately $800 million of NOLs. As we have previously discussed, these NOLs should offset approximately 90% of book tax estimates for many years, and significantly augment cash generation. Combining Core free cash flows plus tax-related cash flows from utilizing Kindred’s NOLs, we expect cash results for 2018 on this basis at a midpoint expectation of $180 million.”

Conference Call

As previously announced, investors and the general public may access a live webcast of the second quarter 2017 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on August 4 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on August 4 by dialing (719) 457-0820, access code: 4930738. The phone replay will be available through August 14 and the online replay will be available through September 4.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 14 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-100 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.1 billion(2). At June 30, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 88,100 employees providing healthcare services in 2,540 locations in 45 states, including 81 LTAC hospitals, 19 inpatient rehabilitation hospitals, 19 sub-acute units, 614 Kindred at Home home health, hospice and non-medical home care sites of service, 102 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,705 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for eight years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	See Forward-Looking Statements beginning on page 14.
(2)	Revenues from continuing operations for the last twelve months ended June 30, 2017.

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Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$1,532,022	$1,605,374	$3,067,740	$3,205,862

Salaries, wages and benefits	833,703	842,840	1,673,516	1,678,420
Supplies	77,784	89,151	157,885	178,210
Building rent	64,861	67,025	129,517	133,010
Equipment rent	8,861	11,211	17,748	21,369
Other operating expenses	182,161	167,607	340,985	333,334
General and administrative expenses	266,156	283,610	541,659	586,894
Other income	(2,287)	(505)	(2,257)	(2,338)
Litigation contingency expense	—	930	—	2,840
Impairment charges	135,829	6,131	136,303	13,919
Restructuring charges	5,050	798	15,056	2,750
Depreciation and amortization	25,651	33,198	55,471	66,752
Interest expense	60,801	58,053	120,129	115,542
Investment income	(2,228)	(486)	(2,737)	(722)

	1,656,342	1,559,563	3,183,275	3,129,980

Income (loss) from continuing operations before income taxes	(124,320)	45,811	(115,535)	75,882
Provision (benefit) for income taxes	(16,116)	17,851	(13,882)	28,261

Income (loss) from continuing operations	(108,204)	27,960	(101,653)	47,621
Discontinued operations, net of income taxes:
Income from operations	8,870	9,437	17,701	15,031
Gain (loss) on divestiture of operations	(294,039)	(83)	(300,205)	179

Income (loss) from discontinued operations	(285,169)	9,354	(282,504)	15,210

Net income (loss)	(393,373)	37,314	(384,157)	62,831
Earnings attributable to noncontrolling interests:
Continuing operations	(10,791)	(8,847)	(21,274)	(16,698)
Discontinued operations	(4,954)	(4,678)	(9,435)	(9,343)

	(15,745)	(13,525)	(30,709)	(26,041)

Income (loss) attributable to Kindred	$(409,118)	$23,789	$(414,866)	$36,790

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(118,995)	$19,113	$(122,927)	$30,923
Income (loss) from discontinued operations	(290,123)	4,676	(291,939)	5,867

Net income (loss)	$(409,118)	$23,789	$(414,866)	$36,790

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(1.36)	$0.22	$(1.41)	$0.35
Discontinued operations:
Income from operations	0.04	0.05	0.10	0.07
Gain (loss) on divestiture of operations	(3.36)	—	(3.44)	—

Income (loss) from discontinued operations	(3.32)	0.05	(3.34)	0.07

Net income (loss)	$(4.68)	$0.27	$(4.75)	$0.42

Diluted:
Income (loss) from continuing operations	$(1.36)	$0.21	$(1.41)	$0.35
Discontinued operations:
Income from operations	0.04	0.05	0.10	0.06
Gain (loss) on divestiture of operations	(3.36)	—	(3.44)	—

Income (loss) from discontinued operations	(3.32)	0.05	(3.34)	0.06

Net income (loss)	$(4.68)	$0.26	$(4.75)	$0.41

Shares used in computing earnings (loss) per common share:
Basic	87,506	86,836	87,297	86,713
Diluted	87,506	87,500	87,297	87,374
Cash dividends declared and paid per common share	$—	$0.12	$0.12	$0.24

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$130,047	$137,061
Insurance subsidiary investments	97,076	108,966
Accounts receivable less allowance for loss	1,224,442	1,172,078
Inventories	21,951	22,438
Income taxes	5,718	10,067
Assets held for sale	282,341	289,450
Other	61,990	63,693

	1,823,565	1,803,753

Property and equipment	1,537,821	1,531,598
Accumulated depreciation	(938,054)	(912,978)

	599,767	618,620

Goodwill	2,427,668	2,427,074
Intangible assets less accumulated amortization	623,454	770,108
Insurance subsidiary investments	207,427	204,929
Other	296,088	288,240

Total assets	$5,977,969	$6,112,724

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$180,618	$203,925
Salaries, wages and other compensation	372,090	397,486
Due to third party payors	28,177	41,320
Professional liability risks	55,330	65,284
Accrued lease termination fees	267,804	5,224
Other accrued liabilities	281,984	264,512
Long-term debt due within one year	21,539	27,977

	1,207,542	1,005,728

Long-term debt	3,303,539	3,215,062
Professional liability risks	310,516	295,311
Deferred tax liabilities	185,960	201,808
Deferred credits and other liabilities	354,361	353,294
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 87,025 shares—June 30, 2017 and 85,166 shares - December 31, 2016	21,756	21,291
Capital in excess of par value	1,705,228	1,710,231
Accumulated other comprehensive income	1,836	1,573
Accumulated deficit	(1,335,410)	(920,544)

	393,410	812,551
Noncontrolling interests	222,641	228,970

Total equity	616,051	1,041,521

Total liabilities and equity	$5,977,969	$6,112,724

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income (loss)	$(393,373)	$37,314	$(384,157)	$62,831
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	26,005	34,435	56,305	68,392
Amortization of intangible assets	4,360	5,957	9,020	12,783
Amortization of stock-based compensation costs	4,855	5,639	7,987	10,043
Amortization of deferred financing costs	4,352	3,708	8,484	7,275
Payment of capitalized lender fees related to debt amendment	—	(7,333)	(5,403)	(7,333)
Provision for doubtful accounts	35,966	9,221	47,184	20,946
Deferred income taxes	(17,047)	17,802	(15,820)	29,298
Impairment charges	136,415	6,131	137,572	13,919
(Gain) loss on divestiture of discontinued operations	294,039	83	300,205	(179)
Other	762	656	6,812	959
Change in operating assets and liabilities:
Accounts receivable	(13,390)	(13,229)	(99,223)	(101,121)
Inventories and other assets	1,939	(10,161)	(2,518)	(15,393)
Accounts payable	2,187	23,077	(22,310)	12,456
Income taxes	2,058	707	4,349	853
Due to third party payors	(6,304)	351	(13,143)	(4,492)
Other accrued liabilities	9,845	20,850	(35,313)	(106,369)

Net cash provided by operating activities	92,669	135,208	31	4,868

Cash flows from investing activities:
Routine capital expenditures	(17,396)	(28,724)	(29,337)	(46,830)
Development capital expenditures	(5,857)	(8,707)	(11,296)	(18,726)
Acquisitions, net of cash acquired	(3,500)	(1,372)	(6,650)	(27,711)
Acquisition deposits	—	—	—	18,489
Sale of assets	—	142	—	1,223
Purchase of insurance subsidiary investments	(68,300)	(20,154)	(90,608)	(52,995)
Sale of insurance subsidiary investments	49,077	15,713	67,776	46,603
Net change in insurance subsidiary cash and cash equivalents	27,113	13,201	33,525	23,159
Net change in other investments	(273)	583	(244)	(33,398)
Other	(108)	792	46	(1,127)

Net cash used in investing activities	(19,244)	(28,526)	(36,788)	(91,313)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	309,000	244,300	787,600	778,000
Repayment of borrowings under revolving credit	(349,900)	(524,600)	(693,300)	(827,700)
Proceeds from issuance of term loan, net of discount	—	198,100	—	198,100
Proceeds from other long-term debt	—	—	—	750
Repayment of term loan	(3,508)	(3,508)	(7,017)	(6,511)
Repayment of other long-term debt	(339)	(270)	(623)	(550)
Payment of deferred financing costs	(50)	(141)	(129)	(292)
Issuance of common stock in connection with employee benefit plans	32	—	32	—
Payment of dividend for mandatory redeemable preferred stock	(3,065)	(2,853)	(6,075)	(5,654)
Dividends paid	—	(10,225)	(10,228)	(20,293)
Contributions made by noncontrolling interests	113	1,900	113	6,268
Distributions to noncontrolling interests	(12,500)	(14,231)	(38,301)	(30,546)
Purchase of noncontrolling interests	—	—	—	(1,000)
Payroll tax payments for equity awards issuance	(74)	(180)	(2,329)	(2,829)

Net cash provided by (used in) financing activities	(60,291)	(111,708)	29,743	87,743

Change in cash and cash equivalents	13,134	(5,026)	(7,014)	1,298
Cash and cash equivalents at beginning of period	116,913	105,082	137,061	98,758

Cash and cash equivalents at end of period	$130,047	$100,056	$130,047	$100,056

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data

(Unaudited)

(In thousands, except per share amounts)

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Condensed consolidated statement of operations data:
GAAP presentation:
Revenues	$1,600,488	$1,605,374	$1,560,760	$1,511,976	$1,535,718	$1,532,022	(4.6)
Operating expenses	1,403,467	1,390,562	1,760,982	1,353,386	1,364,751	1,498,396	7.8
Building rent	65,985	67,025	66,946	64,350	64,656	64,861	(3.2)
Equipment rent	10,158	11,211	9,911	8,649	8,887	8,861	(21.0)
Depreciation and amortization	33,554	33,198	32,995	32,072	29,820	25,651	(22.7)
Interest, net	57,253	57,567	58,059	58,625	58,819	58,573	1.7

Income (loss) from continuing operations before income taxes	30,071	45,811	(368,133)	(5,106)	8,785	(124,320)	n/m
Provision (benefit) for income taxes	10,410	17,851	285,003	998	2,234	(16,116)	n/m

Income (loss) from continuing operations	19,661	27,960	(653,136)	(6,104)	6,551	(108,204)	n/m
Noncontrolling interests	(7,851)	(8,847)	(9,574)	(8,575)	(10,483)	(10,791)	n/m

Net income (loss) attributable to Kindred	$11,810	$19,113	$(662,710)	$(14,679)	$(3,932)	$(118,995)	n/m

Diluted EPS	$0.13	$0.21	$(7.63)	$(0.17)	$(0.05)	$(1.36)	n/m
Diluted shares	87,249	87,500	86,869	86,904	87,085	87,506	—
Core presentation (a):
EBITDAR	$209,114	$228,173	$183,055	$178,040	$181,447	$198,006	(13.2)
Building rent	65,985	67,025	66,674	64,350	64,656	64,861	(3.2)
Equipment rent	10,158	11,211	9,911	8,649	8,887	8,861	(21.0)
Provision for income taxes	14,632	19,761	2,963	1,006	7,923	11,834	(40.1)
Noncontrolling interests	(7,851)	(9,863)	(9,862)	(8,575)	(10,483)	(11,111)	12.7
Net income attributable to Kindred	19,681	29,548	2,591	4,763	859	17,115	(42.1)
Core diluted EPS	$0.22	$0.33	$0.03	$0.05	$0.01	$0.19	(42.4)
Diluted shares	87,249	87,500	87,529	87,641	87,744	88,165	0.8
Revenues by segment:
Kindred at Home:
Home health	$430,035	$438,556	$449,958	$444,073	$450,831	$459,176	4.7
Hospice	176,426	185,641	188,575	186,161	179,378	185,281	(0.2)

	606,461	624,197	638,533	630,234	630,209	644,457	3.2
Hospital division	654,098	645,406	588,943	545,864	556,646	540,809	(16.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	167,045	171,095	170,308	171,352	178,115	178,439	4.3
RehabCare	198,297	190,169	187,456	186,943	194,354	190,906	0.4

	365,342	361,264	357,764	358,295	372,469	369,345	2.2

	1,625,901	1,630,867	1,585,240	1,534,393	1,559,324	1,554,611	(4.7)
Eliminations	(25,413)	(25,493)	(24,480)	(22,417)	(23,606)	(22,589)	(11.4)

	$1,600,488	$1,605,374	$1,560,760	$1,511,976	$1,535,718	$1,532,022	(4.6)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

n/m = not meaningful.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$66,941	$76,030	$75,073	$61,487	$63,750	$76,592	0.7
Hospice	24,866	31,329	31,326	28,805	27,581	32,784	4.6

	91,807	107,359	106,399	90,292	91,331	109,376	1.9
Hospital division	136,416	127,510	83,940	93,778	93,438	91,580	(28.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	51,760	53,422	5.3
RehabCare	6,036	7,363	4,224	1,032	4,932	(17,301)	(335.0)

	54,155	58,092	53,983	50,760	56,692	36,121	(37.8)
Core EBITDAR by segment (a):
Kindred at Home:
Home health	$65,803	$75,859	$75,073	$61,185	$63,750	$75,797	(0.1)
Hospice	24,866	31,329	31,326	27,668	27,581	32,784	4.6

	90,669	107,188	106,399	88,853	91,331	108,581	1.3
Hospital division	136,416	127,510	83,940	93,148	93,438	90,572	(29.0)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	50,729	49,759	49,728	51,760	53,422	5.3
RehabCare	6,036	7,363	4,224	1,032	4,932	8,003	8.7

	54,155	58,092	53,983	50,760	56,692	61,425	5.7
Support center expenses	(71,159)	(64,265)	(59,535)	(54,334)	(60,014)	(62,572)	(2.6)
Litigation contingency expense	(885)	(180)	—	—	—	—
Transaction costs	(82)	(172)	(1,732)	(387)	—	—

	$209,114	$228,173	$183,055	$178,040	$181,447	$198,006	(13.2)

Segment adjusted operating income (loss) margin:
Kindred at Home:
Home health	15.6	17.3	16.7	13.8	14.1	16.7	(0.6)
Hospice	14.1	16.9	16.6	15.5	15.4	17.7	0.8
Kindred at Home	15.1	17.2	16.7	14.3	14.5	17.0	(0.2)
Hospital division	20.9	19.8	14.3	17.2	16.8	16.9	(2.9)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.1	29.9	0.3
RehabCare	3.0	3.9	2.3	0.6	2.5	(9.1)	(13.0)
Kindred Rehabilitation Services	14.8	16.1	15.1	14.2	15.2	9.8	(6.3)
Core EBITDAR margin by segment (a):
Kindred at Home:
Home health	15.3	17.3	16.7	13.8	14.1	16.5	(0.8)
Hospice	14.1	16.9	16.6	14.9	15.4	17.7	0.8
Kindred at Home	15.0	17.2	16.7	14.1	14.5	16.8	(0.4)
Hospital division	20.9	19.8	14.3	17.1	16.8	16.7	(3.1)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	28.8	29.6	29.2	29.0	29.1	29.9	0.3
RehabCare	3.0	3.9	2.3	0.6	2.5	4.2	0.3
Kindred Rehabilitation Services	14.8	16.1	15.1	14.2	15.2	16.6	0.5
Consolidated	13.1	14.2	11.7	11.8	11.8	12.9	(1.3)

(a)	See reconciliation of GAAP results to non-GAAP results beginning on page 14. During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Kindred at Home:
Home Health:
Sites of service (at end of period)	384	384	395	390	379	377
Revenue mix %:
Medicare	79.8	79.3	78.1	77.9	76.7	75.7
Medicaid	2.1	2.1	2.5	1.9	1.7	1.7
Commercial and other	8.4	8.2	8.6	10.6	11.5	11.4
Commercial paid at episodic rates	9.7	10.4	10.8	9.6	10.1	11.2
Episodic revenues ($ 000s)	$325,821	$332,193	$332,562	$323,398	$326,881	$334,420	0.7
Total admissions	88,696	87,084	86,761	87,148	94,510	89,018	2.2
Same-store total admissions	87,394	85,922	85,382	86,056	93,922	88,300	2.8
Total episodic admissions	71,426	70,212	69,219	67,501	73,270	69,657	(0.8)
Same-store total episodic admissions	70,416	69,317	68,211	66,784	72,911	69,207	(0.2)
Medicare episodic admissions	62,011	60,730	59,823	59,540	62,404	58,575	(3.5)
Total episodes	113,887	113,278	113,256	111,164	114,964	113,579	0.3
Episodes per admission	1.59	1.61	1.64	1.65	1.57	1.63	1.2
Revenue per episode	$2,861	$2,933	$2,936	$2,909	$2,843	$2,944	0.4
Hospice:
Sites of service (at end of period)	177	177	185	183	180	177
Admissions	13,234	13,149	12,916	12,660	13,649	12,561	(4.5)
Same-store admissions	12,761	12,743	12,541	12,362	13,332	12,363	(3.0)
Average length of stay	92	91	98	100	96	94	3.3
Patient days	1,183,908	1,238,584	1,277,125	1,246,152	1,193,061	1,215,619	(1.9)
Average daily census	13,010	13,611	13,882	13,545	13,256	13,358	(1.9)
Revenue per patient day	$149	$150	$148	$149	$150	$152	1.3
Community Care and other revenues (included in Home Health business segment) ($ 000s)	$66,305	$68,229	$75,978	$74,875	$74,095	$74,222	8.8
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	19	19	19	19	19	19
Number of licensed beds	969	969	969	995	995	995
Discharges (a)	4,448	4,646	4,644	4,671	4,775	4,766	2.6
Same-hospital discharges (a)	4,295	4,535	4,546	4,538	4,393	4,517	(0.4)
Occupancy % (a)	70.6	70.6	68.8	66.5	71.4	70.0	(0.8)
Average length of stay (a)	13.2	12.9	12.7	12.6	12.8	12.8	(0.8)
Revenue per discharge (a)	$19,731	$19,318	$19,599	$19,486	$20,097	$20,620	6.7
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	104	105	104	102	101	102
LTAC hospitals	119	121	120	119	119	116
Sub-acute units	7	7	7	5	7	6
Outpatient units	139	138	139	132	129	121

	369	371	370	358	356	345

Revenue per site	$211,417	$215,798	$210,810	$220,733	$227,100	$228,534	5.9
RehabCare:
Sites of service (at end of period)	1,767	1,759	1,754	1,718	1,703	1,734
Revenue per site	$112,222	$108,113	$106,873	$108,814	$114,125	$110,095	1.8

(a)	Excludes non-consolidating IRF.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Hospitals (excluding sub-acute units and skilled nursing facility):
End of period data:
Number of transitional care hospitals	95	97	94	82	82	81
Number of licensed beds	7,089	7,067	6,890	6,107	6,107	6,041
Revenues (000s)	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	(17.1)
Revenue mix %:
Medicare	57.8	55.5	54.6	53.5	52.8	50.3
Medicaid	4.2	4.2	4.0	4.5	3.9	5.0
Medicare Advantage	11.5	12.0	12.1	11.0	12.2	12.3
Medicaid Managed	5.6	6.3	7.3	8.0	9.1	9.1
Commercial insurance and other	20.9	22.0	22.0	23.0	22.0	23.3
Patient criteria data:
Revenues:
Compliant patients				88.5%	86.0%	88.3%
Site neutral				11.5%	14.0%	11.7%
Revenues per patient day:
Compliant patients				$1,853	$1,816	$1,806
Site neutral				926	1,041	1,053
Total				1,662	1,645	1,667
Admissions:
Medicare	8,919	8,253	7,861	7,351	7,529	6,743	(18.3)
Medicaid	463	386	375	336	354	381	(1.3)
Medicare Advantage	1,453	1,382	1,327	1,210	1,354	1,239	(10.3)
Medicaid Managed	733	768	861	787	851	903	17.6
Commercial insurance and other	1,871	1,807	1,727	1,488	1,614	1,608	(11.0)

	13,439	12,596	12,151	11,172	11,702	10,874	(13.7)

Patient days:
Medicare	229,004	219,013	202,482	186,290	187,738	173,916	(20.6)
Medicaid	21,134	19,409	16,781	12,181	13,334	13,333	(31.3)
Medicare Advantage	45,760	47,697	43,241	37,526	41,020	40,555	(15.0)
Medicaid Managed	25,341	27,267	28,534	29,275	32,713	32,635	19.7
Commercial insurance and other	62,769	63,009	59,856	54,148	53,695	54,809	(13.0)

	384,008	376,395	350,894	319,420	328,500	315,248	(16.2)

Average length of stay:
Medicare	25.7	26.5	25.8	25.3	24.9	25.8	(2.8)
Medicaid	45.6	50.3	44.7	36.3	37.7	35.0	(30.4)
Medicare Advantage	31.5	34.5	32.6	31.0	30.3	32.7	(5.2)
Medicaid Managed	34.6	35.5	33.1	37.2	38.4	36.1	1.8
Commercial insurance and other	33.5	34.9	34.7	36.4	33.3	34.1	(2.2)
Weighted average	28.6	29.9	28.9	28.6	28.1	29.0	(3.0)
Revenues per admission:
Medicare	$41,717	$42,579	$39,945	$38,602	$37,867	$39,219	(7.9)
Medicaid	57,928	69,797	61,338	70,333	60,091	69,304	(0.7)
Medicare Advantage	51,080	55,105	52,363	48,387	48,555	51,958	(5.7)
Medicaid Managed	49,287	51,696	48,631	54,238	57,736	53,159	2.8
Commercial insurance and other	71,651	77,193	73,515	82,066	73,750	76,007	(1.5)
Weighted average	47,868	50,309	47,348	47,507	46,170	48,322	(3.9)
Revenues per patient day:
Medicare	$1,625	$1,605	$1,551	$1,523	$1,519	$1,521	(5.2)
Medicaid	1,269	1,388	1,371	1,940	1,595	1,980	42.7
Medicare Advantage	1,622	1,597	1,607	1,560	1,603	1,587	(0.6)
Medicaid Managed	1,426	1,456	1,467	1,458	1,502	1,471	1.0
Commercial insurance and other	2,136	2,214	2,121	2,255	2,217	2,230	0.7
Weighted average	1,675	1,684	1,640	1,662	1,645	1,667	(1.0)
Medicare case mix index (discharged patients only)	1.163	1.179	1.172	1.153	1.172	1.171	(0.7)
Average daily census	4,220	4,136	3,814	3,472	3,650	3,464	(16.2)
Occupancy %	68.0	67.5	61.6	64.1	67.6	64.3	(4.7)

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Same-hospital data (a):
End of period data:
Number of transitional care hospitals	77	77	77	77	77	77
Number of licensed beds	5,894	5,894	5,894	5,894	5,894	5,894
Revenues (000s)	$557,237	$552,040	$503,652	$516,917	$523,704	$510,763	(7.5)
Revenue mix %:
Medicare	58.1	55.3	54.0	53.0	52.3	50.4
Medicaid	3.8	3.9	3.7	4.6	4.1	5.1
Medicare Advantage	11.2	11.7	12.2	11.0	12.1	12.0
Medicaid Managed	5.8	6.7	7.9	8.2	9.4	9.3
Commercial insurance and other	21.1	22.4	22.2	23.2	22.1	23.2
Patient criteria data:
Revenues:
Compliant patients				88.7%	85.9%	88.4%
Site neutral				11.3%	14.1%	11.6%
Revenues per patient day:
Compliant patients				$1,860	$1,821	$1,809
Site neutral				924	1,049	1,058
Total				1,670	1,650	1,670
Admissions:
Medicare	7,722	7,100	6,787	7,046	7,225	6,568	(7.5)
Medicaid	395	342	343	336	354	381	11.4
Medicare Advantage	1,203	1,128	1,151	1,166	1,307	1,184	5.0
Medicaid Managed	632	702	791	787	849	891	26.9
Commercial insurance and other	1,543	1,512	1,442	1,434	1,543	1,542	2.0

	11,495	10,784	10,514	10,769	11,278	10,566	(2.0)

Patient days:
Medicare	198,076	188,342	174,752	178,964	179,933	168,583	(10.5)
Medicaid	14,670	13,547	12,085	12,175	13,587	13,307	(1.8)
Medicare Advantage	37,960	40,229	38,033	36,496	39,536	38,690	(3.8)
Medicaid Managed	22,421	24,893	26,687	29,284	32,701	32,363	30.0
Commercial insurance and other	52,803	53,313	51,153	52,688	51,732	52,818	(0.9)

	325,930	320,324	302,710	309,607	317,489	305,761	(4.5)

Average length of stay:
Medicare	25.7	26.5	25.7	25.4	24.9	25.7	(3.2)
Medicaid	37.1	39.6	35.2	36.2	38.4	34.9	(11.8)
Medicare Advantage	31.6	35.7	33.0	31.3	30.2	32.7	(8.4)
Medicaid Managed	35.5	35.5	33.7	37.2	38.5	36.3	2.4
Commercial insurance and other	34.2	35.3	35.5	36.7	33.5	34.3	(2.9)
Weighted average	28.4	29.7	28.8	28.8	28.2	28.9	(2.6)
Revenues per admission:
Medicare	$41,951	$42,976	$40,050	$38,855	$37,886	$39,155	(8.9)
Medicaid	53,157	62,759	54,745	70,243	61,194	68,882	9.8
Medicare Advantage	51,858	57,332	53,664	48,813	48,567	51,814	(9.6)
Medicaid Managed	51,511	52,424	50,079	54,280	57,873	53,413	1.9
Commercial insurance and other	76,054	81,993	77,444	83,620	74,989	76,792	(6.3)
Weighted average	48,476	51,191	47,903	48,000	46,436	48,340	(5.6)
Revenues per patient day:
Medicare	$1,635	$1,620	$1,555	$1,530	$1,521	$1,525	(5.9)
Medicaid	1,431	1,584	1,554	1,939	1,594	1,972	24.5
Medicare Advantage	1,643	1,608	1,624	1,560	1,606	1,586	(1.4)
Medicaid Managed	1,452	1,478	1,484	1,459	1,503	1,471	(0.5)
Commercial insurance and other	2,222	2,325	2,183	2,276	2,237	2,242	(3.6)
Weighted average	1,710	1,723	1,664	1,670	1,650	1,670	(3.1)
Average daily census	3,582	3,520	3,290	3,365	3,528	3,360	(4.5)

(a)	All historical statistics have been adjusted to present the ongoing hospital division portfolio excluding four hospitals acquired during the second quarter of 2016. See reconciliation of same-hospital revenues to reported hospital revenues on page 17.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s ability to exit the skilled nursing facility business and the expected timing of such exit, including the receipt of all required regulatory approvals and the satisfaction of the closing conditions for the transaction, as well as the Company’s ability to realize the anticipated benefits, sale proceeds, cost savings and strategic gains from this transaction, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” and other similar expressions. Statements in this earnings release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties, and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Non-GAAP Measures

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release using certain non-GAAP measures. The use of these non-GAAP measures is not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the following pages of this earnings release.

During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. As revised, the Company’s core non-GAAP measures, including core net income attributable to Kindred, core EBITDAR, core diluted EPS, core operating cash flows and core free cash flows, no longer exclude (1) transaction, integration, research and development, and litigation contingency expenses that are not individually material, (2) non-restructuring related facility closing charges, and (3) non-executive or non-restructuring related severance, retirement and retention costs. For comparability, “core” results for 2016 have been revised to conform to the current year presentation.

EBITDAR: The Company defines EBITDAR as earnings before interest, income taxes, depreciation, amortization and total rent, and believes that the presentation of EBITDAR is useful to investors because creditors, securities analysts and investors use EBITDAR to compare the performance of companies in the healthcare industry before consideration of the capital structure of fixed assets and financing costs, which can vary significantly among companies.

For each of the Company’s segments, Segment adjusted operating income (loss) is a measure of performance used by the Company’s chief operating decision makers in accordance with “Accounting Standard Codification 280—Segment Reporting.” In this context, the Company defines Segment adjusted operating income (loss) as EBITDAR, excluding litigation contingency expense, impairment charges, restructuring charges, transaction costs, and the allocation of support center overhead.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

Non-GAAP Measures (Continued)

Core Operating Results: The Company calculates core operating results, including core net income attributable to Kindred, core EBITDAR and core diluted EPS, by excluding charges related to impairments, business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s management uses core net income attributable to Kindred, core EBITDAR and core diluted EPS as measures of operational performance that are meaningful to investors, and for the measurement of internal incentive compensation goals, in addition to other measures. The Company uses these measures to assess the relative performance and attainment of internal incentive compensation goals of its operating divisions, as well as the employees that operate these businesses. In addition, the Company believes these measures are important, because securities analysts and investors use these measures to compare the Company’s performance to other companies in the healthcare industry.

Same-Hospital Revenues: The same-hospital revenues are calculated by excluding from the Company’s Hospital Division revenues the results from one hospital that closed during the second quarter of 2017, four hospitals acquired in 2016, 15 hospitals sold in 2016, and three hospitals that closed during 2016. The Company believes the presentation of same-hospital revenues provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented.

For EBITDAR, core net income attributable to Kindred, and core EBITDAR, the Company believes that income (loss) from continuing operations is the most comparable GAAP measure. For core diluted EPS, the Company believes that GAAP diluted earnings (loss) per share from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations as important measures of the Company’s financial performance, because they provide the most complete measures of its performance. For same-hospital revenues, the Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its performance. Operating results presented on a core basis, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance.

Also in this earnings release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, respectively.

Core Operating Cash Flows: The Company defines core operating cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits. The Company believes that core operating cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core operating cash flows to evaluate consolidated operating performance and in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

Core Free Cash Flows: The Company defines core free cash flows as operating cash flows excluding payments related to business interruption settlements, restructuring charges, debt amendment costs, executive or restructuring-related severance, retirement and retention costs, restructuring-related facility closing charges, and material transaction, integration, litigation, and research and development costs, net of income tax benefits but including routine capital expenditures and distributions to noncontrolling interests. The Company believes that core free cash flows provide important information to investors for comparability to other companies that use similar measures. Management uses core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measures and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. For core operating cash flows and core free cash flows, the Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure because it provides the most complete measure of cash provided by operating activities. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of the Company’s cash flows provided by operating activities.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this earnings release to compute certain non-GAAP measures for the three months ended June 30, 2017 and 2016, and for the six months ended June 30, 2017 and 2016, before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges, including the deferred tax valuation allowance for the three months and six months ended June 30, 2017, was calculated using an effective income tax rate of 17.0% and 14.3% for the three months ended June 30, 2017 and 2016, respectively, and 19.2% and 24.1% for the six months ended June 30, 2017 and 2016, respectively. The difference in the effective income tax rate compared to the same prior year period is primarily attributable to the deferred tax valuation allowance and, for 2016, the composition of charges that are non-deductible for income tax purposes, including the impairment charges and litigation contingency expense.

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of income from continuing operations before charges:
As reported:
Income (loss) from continuing operations attributable to Kindred	($118,995)	$19,113	($122,927)	$30,923
Diluted income (loss) per common share from continuing operations	($1.36)	$0.21	($1.41)	$0.35
Weighted average diluted shares outstanding	87,506	87,500	87,297	87,374
Detail of charges:
Restructuring charges:
Facility/branch divestitures and closings	($2,842)	$759	($8,202)	$418
Retention and severance costs	(274)	(446)	(3,015)	(1,370)
Transaction costs	—	(649)	—	(1,085)

	(3,116)	(336)	(11,217)	(2,037)
Lease termination costs (charged to rent restructuring charges)	(1,934)	(462)	(3,839)	(713)
Impairment charges	(135,829)	(6,131)	(136,303)	(13,919)
RehabCare Collection Litigation	(25,304)	—	(25,304)	—
Research and development	—	(3,076)	—	(3,939)
Litigation contingency expense	—	(750)	—	(1,775)
Business interruption settlements	1,803	171	1,803	1,309
Debt amendment fees not capitalized	—	(1,103)	—	(1,103)
Gentiva transaction costs:
Professional and consulting fees	—	(1,319)	—	(2,367)
Severance and retention	—	(355)	—	(910)

	(164,380)	(13,361)	(174,860)	(25,454)
Income tax benefit	64,684	1,910	68,808	6,132
Deferred tax valuation allowance	(36,734)	—	(35,169)	—

Charges net of income taxes	(136,430)	(11,451)	(141,221)	(19,322)
Noncontrolling interests	320	1,016	320	1,016

	(136,110)	(10,435)	(140,901)	(18,306)
Allocation to participating unvested restricted stockholders	—	248	—	353

Available to common stockholders	($136,110)	($10,187)	($140,901)	($17,953)

Diluted loss per common share related to charges	($1.56)	($0.12)	($1.61)	($0.20)
Weighted average diluted shares outstanding	87,506	87,500	87,297	87,374
Core:
Income from continuing operations attributable to Kindred before charges	$17,115	$29,548	$17,974	$49,229
Diluted earnings per common share from continuing operations before charges (a)	$0.19	$0.33	$0.20	$0.55
Weighted average diluted shares outstanding used to compute earnings per common share from continuing operations before charges	88,165	87,500	87,956	87,374
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	29.5%	33.4%	33.3%	33.9%
Impact of charges on effective income tax rate	-16.5%	5.6%	-21.3%	3.3%

Reported effective income tax rate	13.0%	39.0%	12.0%	37.2%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.5 million and $0.7 million for the three months ended June 30, 2017 and 2016, respectively, and by $0.4 million and $1.0 million for the six months ended June 30, 2017 and 2016, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

A reconciliation of revenues for home health for each historical period follows:

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Home health	$363,730	$370,327	$373,980	$369,198	$376,736	$384,954	3.9
Community care and other	66,305	68,229	75,978	74,875	74,095	74,222

Reported home health revenues	$430,035	$438,556	$449,958	$444,073	$450,831	$459,176	4.7

A reconciliation of revenues for the Hospital Division for each historical period follows:

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	(17.1)
Sub-acute units and one skilled nursing facility	10,799	11,711	13,620	15,118	16,366	15,351

Reported hospital division revenues	$654,098	$645,406	$588,943	$545,864	$556,646	$540,809	(16.2)

A reconciliation of reported hospital revenues to same-hospital revenues for each historical period follows:

	2016 Quarters				2017 Quarters		Second quarter % change v.
	First	Second	Third	Fourth	First	Second	prior year
Transitional care hospitals	$643,299	$633,695	$575,323	$530,746	$540,280	$525,458	(17.1)
Hospitals acquired during 2016 (a)	—	(2,836)	(10,655)	(9,958)	(11,717)	(12,470)
Hospitals sold during 2016 (b)	(71,941)	(64,084)	(47,098)	732	449	(623)
Hospital closed during 2017 (c)	(5,850)	(5,871)	(5,010)	(4,420)	(5,276)	(2,159)
Hospitals closed during 2016 (d)	(8,271)	(8,864)	(8,908)	(183)	(32)	557

Same-hospital revenues	$557,237	$552,040	$503,652	$516,917	$523,704	$510,763	(7.5)

(a)	Four hospitals acquired during the second quarter of 2016.
(b)	Three hospitals sold during the second quarter of 2016 and 12 hospitals sold during the fourth quarter of 2016.
(c)	One hospital closed during the second quarter of 2017.
(d)	Three hospitals closed during the third quarter of 2016.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2017
		Charges
	As reported	Business interruption settlements	RehabCare Collection Litigation	Impairment charges	Restructuring charges	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$76,592	$(795)	$—	$—	$—	$—	$(795)	$75,797
Hospice	32,784	—	—	—	—	—	—	32,784

	109,376	(795)	—	—	—	—	(795)	108,581

Hospital division	91,580	(1,008)	—	—	—	—	(1,008)	90,572
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	53,422	—	—	—	—	—	—	53,422
RehabCare	(17,301)	—	25,304	—	—	—	25,304	8,003

	36,121	—	25,304	—	—	—	25,304	61,425

Support center expenses	(62,572)	—	—	—	—	—	—	(62,572)
Impairment charges	(135,829)	—	—	135,829	—	—	135,829	—
Restructuring charges	(3,116)	—	—	—	3,116	—	3,116	—
Building rent	(64,861)	—	—	—	—	—	—	(64,861)
Equipment rent	(8,861)	—	—	—	—	—	—	(8,861)
Restructuring charges - rent	(1,934)	—	—	—	1,934	—	1,934	—
Depreciation and amortization	(25,651)	—	—	—	—	—	—	(25,651)
Interest, net	(58,573)	—	—	—	—	—	—	(58,573)

Income (loss) from continuing operations before income taxes	(124,320)	(1,803)	25,304	135,829	5,050	—	164,380	40,060
Provision (benefit) for income taxes	(16,116)	(709)	9,957	53,449	1,987	(36,734)	27,950	11,834

	(108,204)	(1,094)	15,347	82,380	3,063	36,734	136,430	28,226
Noncontrolling interests	(10,791)	—	(320)	—	—	—	(320)	(11,111)

Income (loss) attributable to Kindred	$(118,995)	$(1,094)	$15,027	$82,380	$3,063	$36,734	$136,110	$17,115

Diluted earnings (loss) per common share	$(1.36)							$0.19
Diluted shares used in computing earnings (loss) per common share	87,506							88,165

	Three months ended June 30, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$76,030	$(171)	$—	$—	$—	$—	$—	$—	$(171)	$75,859
Hospice	31,329	—	—	—	—	—	—	—	—	31,329

	107,359	(171)	—	—	—	—	—	—	(171)	107,188

Hospital division	127,510	—	—	—	—	—	—	—	—	127,510
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	50,729	—	—	—	—	—	—	—	—	50,729
RehabCare	7,363	—	—	—	—	—	—	—	—	7,363

	58,092	—	—	—	—	—	—	—	—	58,092

Support center expenses	(68,444)	—	—	—	3,076	1,103	—	—	4,179	(64,265)
Litigation contingency expense	(930)	—	750	—	—	—	—	—	750	(180)
Impairment charges	(6,131)	—	—	6,131	—	—	—	—	6,131	—
Restructuring charges	(336)	—	—	—	—	—	336	—	336	—
Transaction costs	(1,846)	—	—	—	—	—	—	1,674	1,674	(172)
Building rent	(67,025)	—	—	—	—	—	—	—	—	(67,025)
Equipment rent	(11,211)	—	—	—	—	—	—	—	—	(11,211)
Restructuring charges - rent	(462)	—	—	—	—	—	462	—	462	—
Depreciation and amortization	(33,198)	—	—	—	—	—	—	—	—	(33,198)
Interest, net	(57,567)	—	—	—	—	—	—	—	—	(57,567)

Income from continuing operations before income taxes	45,811	(171)	750	6,131	3,076	1,103	798	1,674	13,361	59,172
Provision for income taxes	17,851	(129)	(1,511)	4,633	2,324	833	(5,505)	1,265	1,910	19,761

	27,960	(42)	2,261	1,498	752	270	6,303	409	11,451	39,411
Noncontrolling interests	(8,847)	—	—	(1,016)	—	—	—	—	(1,016)	(9,863)

Income attributable to Kindred	$19,113	$(42)	$2,261	$482	$752	$270	$6,303	$409	$10,435	$29,548

Diluted earnings per common share	$0.21									$0.33
Diluted shares used in computing earnings per common share	87,500									87,500

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Six months ended June 30, 2017
		Charges
	As reported	Business interruption settlements	RehabCare Collection Litigation	Impairment charges	Restructuring charges	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income (loss):
Kindred at Home:
Home health	$140,342	$(795)	$—	$—	$—	$—	$(795)	$139,547
Hospice	60,365	—	—	—	—	—	—	60,365

	200,707	(795)	—	—	—	—	(795)	199,912

Hospital division	185,018	(1,008)	—	—	—	—	(1,008)	184,010
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	105,182	—	—	—	—	—	—	105,182
RehabCare	(12,369)	—	25,304	—	—	—	25,304	12,935

	92,813	—	25,304	—	—	—	25,304	118,117

Support center expenses	(122,586)	—	—	—	—	—	—	(122,586)
Impairment charges	(136,303)	—	—	136,303	—	—	136,303	—
Restructuring charges	(11,217)	—	—	—	11,217	—	11,217	—
Building rent	(129,517)	—	—	—	—	—	—	(129,517)
Equipment rent	(17,748)	—	—	—	—	—	—	(17,748)
Restructuring charges—rent	(3,839)	—	—	—	3,839	—	3,839	—
Depreciation and amortization	(55,471)	—	—	—	—	—	—	(55,471)
Interest, net	(117,392)	—	—	—	—	—	—	(117,392)

Income (loss) from continuing operations before income taxes	(115,535)	(1,803)	25,304	136,303	15,056	—	174,860	59,325
Provision (benefit) for income taxes	(13,882)	(709)	9,957	53,635	5,925	(35,169)	33,639	19,757

	(101,653)	(1,094)	15,347	82,668	9,131	35,169	141,221	39,568
Noncontrolling interests	(21,274)	—	(320)	—	—	—	(320)	(21,594)

Income (loss) attributable to Kindred	$(122,927)	$(1,094)	$15,027	$82,668	$9,131	$35,169	$140,901	$17,974

Diluted earnings (loss) per common share	$(1.41)							$0.20
Diluted shares used in computing earnings (loss) per common share	87,297							87,956

	Six months ended June 30, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Debt amendment	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$142,971	$(1,309)	$—	$—	$—	$—	$—	$—	$(1,309)	$141,662
Hospice	56,195	—	—	—	—	—	—	—	—	56,195

	199,166	(1,309)	—	—	—	—	—	—	(1,309)	197,857

Hospital division	263,926	—	—	—	—	—	—	—	—	263,926
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	98,848	—	—	—	—	—	—	—	—	98,848
RehabCare	13,399	—	—	—	—	—	—	—	—	13,399

	112,247	—	—	—	—	—	—	—	—	112,247

Support center expenses	(140,466)	—	—	—	3,939	1,103	—	—	5,042	(135,424)
Litigation contingency expense	(2,840)	—	1,775	—	—	—	—	—	1,775	(1,065)
Impairment charges	(13,919)	—	—	13,919	—	—	—	—	13,919	—
Restructuring charges	(2,037)	—	—	—	—	—	2,037	—	2,037	—
Transaction costs	(3,531)	—	—	—	—	—	—	3,277	3,277	(254)
Building rent	(133,010)	—	—	—	—	—	—	—	—	(133,010)
Equipment rent	(21,369)	—	—	—	—	—	—	—	—	(21,369)
Restructuring charges—rent	(713)	—	—	—	—	—	713	—	713	—
Depreciation and amortization	(66,752)	—	—	—	—	—	—	—	—	(66,752)
Interest, net	(114,820)	—	—	—	—	—	—	—	—	(114,820)

Income from continuing operations before income taxes	75,882	(1,309)	1,775	13,919	3,939	1,103	2,750	3,277	25,454	101,336
Provision for income taxes	28,261	(634)	(473)	6,746	1,909	534	(3,538)	1,588	6,132	34,393

	47,621	(675)	2,248	7,173	2,030	569	6,288	1,689	19,322	66,943
Noncontrolling interests	(16,698)	—	—	(1,016)	—	—	—	—	(1,016)	(17,714)

Income attributable to Kindred	$30,923	$(675)	$2,248	$6,157	$2,030	$569	$6,288	$1,689	$18,306	$49,229

Diluted earnings per common share	$0.35									$0.55
Diluted shares used in computing earnings per common share	87,374									87,374

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2017
		Charges
	As reported	Impairment charges	Restructuring charges	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$63,750	$—	$—	$—	$—	$63,750
Hospice	27,581	—	—	—	—	27,581

	91,331	—	—	—	—	91,331

Hospital division	93,438	—	—	—	—	93,438
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	51,760	—	—	—	—	51,760
RehabCare	4,932	—	—	—	—	4,932

	56,692	—	—	—	—	56,692

Support center expenses	(60,014)	—	—	—	—	(60,014)
Impairment charges	(474)	474	—	—	474	—
Restructuring charges	(8,101)	—	8,101	—	8,101	—
Building rent	(64,656)	—	—	—	—	(64,656)
Equipment rent	(8,887)	—	—	—	—	(8,887)
Restructuring charges - rent	(1,905)	—	1,905	—	1,905	—
Depreciation and amortization	(29,820)	—	—	—	—	(29,820)
Interest, net	(58,819)	—	—	—	—	(58,819)

Income from continuing operations before income taxes	8,785	474	10,006	—	10,480	19,265
Provision for income taxes	2,234	187	3,937	1,565	5,689	7,923

	6,551	$287	$6,069	$(1,565)	$4,791	11,342

Noncontrolling interests	(10,483)					(10,483)

Income (loss) attributable to Kindred	$(3,932)					$859

Diluted earnings (loss) per common share	$(0.05)					$0.01
Diluted shares used in computing earnings (loss) per common share	87,085					87,744

	Three months ended March 31, 2016
		Charges
	As reported	Business interruption settlements	Litigation contingency	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Total	Before charges (“core”) (a)
Income from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$66,941	$(1,138)	$—	$—	$—	$—	$—	$(1,138)	$65,803
Hospice	24,866	—	—	—	—	—	—	—	24,866

	91,807	(1,138)	—	—	—	—	—	(1,138)	90,669

Hospital division	136,416	—	—	—	—	—	—	—	136,416
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	48,119	—	—	—	—	—	—	—	48,119
RehabCare	6,036	—	—	—	—	—	—	—	6,036

	54,155	—	—	—	—	—	—	—	54,155

Support center expenses	(72,022)	—	—	—	863	—	—	863	(71,159)
Litigation contingency expense	(1,910)	—	1,025	—	—	—	—	1,025	(885)
Impairment charges	(7,788)	—	—	7,788	—	—	—	7,788	—
Restructuring charges	(1,701)	—	—	—	—	1,701	—	1,701	—
Transaction costs	(1,685)	—	—	—	—	—	1,603	1,603	(82)
Building rent	(65,985)	—	—	—	—	—	—	—	(65,985)
Equipment rent	(10,158)	—	—	—	—	—	—	—	(10,158)
Restructuring charges - rent	(251)	—	—	—	—	251	—	251	—
Depreciation and amortization	(33,554)	—	—	—	—	—	—	—	(33,554)
Interest, net	(57,253)	—	—	—	—	—	—	—	(57,253)

Income from continuing operations before income taxes	30,071	(1,138)	1,025	7,788	863	1,952	1,603	12,093	42,164
Provision for income taxes	10,410	(397)	358	2,719	301	681	560	4,222	14,632

	19,661	$(741)	$667	$5,069	$562	$1,271	$1,043	$7,871	27,532

Noncontrolling interests	(7,851)								(7,851)

Income attributable to Kindred	$11,810								$19,681

Diluted earnings per common share	$0.13								$0.22
Diluted shares used in computing earnings per common share	87,249								87,249

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2016
		Charges
	As reported	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$75,073	$—	$—	$—	$—	$—	$—	$75,073
Hospice	31,326	—	—	—	—	—	—	31,326

	106,399	—	—	—	—	—	—	106,399

Hospital division	83,940	—	—	—	—	—	—	83,940
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,759	—	—	—	—	—	—	49,759
RehabCare	4,224	—	—	—	—	—	—	4,224

	53,983	—	—	—	—	—	—	53,983

Support center expenses	(62,823)	—	3,288	—	—	—	3,288	(59,535)
Impairment charges	(297,276)	297,276	—	—	—	—	297,276	—
Restructuring charges	(22,813)	—	—	22,813	—	—	22,813	—
Transaction costs	(2,982)	—	—	—	1,250	—	1,250	(1,732)
Building rent	(66,946)	—	—	—	272	—	272	(66,674)
Equipment rent	(9,911)	—	—	—	—	—	—	(9,911)
Restructuring charges - rent	(58,650)	—	—	58,650	—	—	58,650	—
Depreciation and amortization	(32,995)	—	—	—	—	—	—	(32,995)
Interest, net	(58,059)	—	—	—	—	—	—	(58,059)

Income (loss) from continuing operations before income taxes	(368,133)	297,276	3,288	81,463	1,522	—	383,549	15,416
Provision for income taxes	285,003	52,052	1,234	30,573	571	(366,470)	(282,040)	2,963

	(653,136)	245,224	2,054	50,890	951	366,470	665,589	12,453
Noncontrolling interests	(9,574)	(288)	—	—	—	—	(288)	(9,862)

Income (loss) attributable to Kindred	$(662,710)	$244,936	$2,054	$50,890	$951	$366,470	$665,301	$2,591

Diluted earnings (loss) per common share	$(7.63)							$0.03
Diluted shares used in computing earnings (loss) per common share	86,869							87,529

	Three months ended December 31, 2016
		Charges
	As reported	Business interruption settlements	Impairment charges	Research and development	Restructuring charges	Gentiva transaction and integration	Deferred tax valuation allowance	Total	Before charges (“core”) (a)
Income (loss) from continuing operations:
Segment adjusted operating income:
Kindred at Home:
Home health	$61,487	$(302)	$—	$—	$—	$—	$—	$(302)	$61,185
Hospice	28,805	(1,137)	—	—	—	—	—	(1,137)	27,668

	90,292	(1,439)	—	—	—	—	—	(1,439)	88,853

Hospital division	93,778	(630)	—	—	—	—	—	(630)	93,148
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	49,728	—	—	—	—	—	—	—	49,728
RehabCare	1,032	—	—	—	—	—	—	—	1,032

	50,760	—	—	—	—	—	—	—	50,760

Support center expenses	(58,627)	—	—	4,293	—	—	—	4,293	(54,334)
Impairment charges	(3,534)	—	3,534	—	—	—	—	3,534	—
Restructuring charges	(9,884)	—	—	—	9,884	—	—	9,884	—
Transaction costs	(2,166)	—	—	—	—	1,779	—	1,779	(387)
Building rent	(64,350)	—	—	—	—	—	—	—	(64,350)
Equipment rent	(8,649)	—	—	—	—	—	—	—	(8,649)
Restructuring charges - rent	(2,029)	—	—	—	2,029	—	—	2,029	—
Depreciation and amortization	(32,072)	—	—	—	—	—	—	—	(32,072)
Interest, net	(58,625)	—	—	—	—	—	—	—	(58,625)

Income (loss) from continuing operations before income taxes	(5,106)	(2,069)	3,534	4,293	11,913	1,779	—	19,450	14,344
Provision for income taxes	998	(2,381)	4,067	4,940	13,710	1,674	(22,002)	8	1,006

	(6,104)	$312	$(533)	$(647)	$(1,797)	$105	$22,002	$19,442	13,338

Noncontrolling interests	(8,575)								(8,575)

Income (loss) attributable to Kindred	$(14,679)								$4,763

Diluted earnings (loss) per common share	$(0.17)								$0.05
Diluted shares used in computing earnings (loss) per common share	86,904								87,641

(a)	During the first quarter of 2017, the Company revised its definitions of “core” non-GAAP measures. See “Non-GAAP Measures” beginning on page 14 for a discussion regarding the revised definitions. For comparability, core results for 2016 have been revised to conform to the current year presentation.

Kindred Healthcare Reports Second Quarter 2017 Results

August 3, 2017

KINDRED HEALTHCARE, INC.

Reconciliation of GAAP Results to Non-GAAP Measures (Continued)

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Reconciliation of net cash flows provided by operating activities to core operating cash flows and core free cash flows:
Net cash flows provided by operating activities	$92,669	$135,208	$31	$4,868
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, research and development, and retention	2,231	6,092	9,217	10,933
Business interruption settlements	(1,803)	(171)	(3,796)	(1,309)
Lease termination fees—restructuring	2,035	3,500	4,033	3,500
Capitalized lender fees related to debt amendment	—	7,333	5,403	7,333
Other debt refinancing costs (expensed)	—	626	—	626
Litigation	750	1,900	9,286	129,569

	3,213	19,280	24,143	150,652

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	95,882	154,488	24,174	155,520
Benefit of reduced income tax payments resulting from certain payments (a)	(3,596)	(28,224)	(3,596)	(28,224)

Net cash flows provided by operating activities excluding certain items (core operating cash flows)	92,286	126,264	20,578	127,296
Less routine capital expenditures	(17,396)	(28,724)	(29,337)	(46,830)
Less distributions to noncontrolling interests	(12,500)	(14,231)	(38,301)	(30,546)

Free cash flows excluding certain items (core free cash flows)	$62,390	$83,309	($47,060)	$49,920

(a)	The Company has estimated that it will not pay federal and state income taxes (where state unitary or consolidated tax returns are allowed) in 2017 due to anticipated loss associated with the sale of the Company’s skilled nursing facility business. In 2016, the Company did not pay these taxes as a result of a consolidated taxable loss. These cash savings in both years are recognized in GAAP cash flows and offer additional sources of cash when evaluating the Company’s cash flow generating capability before certain payments. After the sale of the skilled nursing facility business, the Company anticipates it will have approximately $800 million of net operating losses that should offset approximately 90% of core book tax estimates until exhausted.